Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to Item #15, the additional answers are as follows:

Item 15  Additional Sub-custodians:

ING Bank Ukraine, Kiev, Ukraine
Banco Itau Uruguay S.A., Montevideo, Uruguay
Citibank, N.A., Caracas, Venezuela
HSBC Bank (Vietnam) Limited, Ho Chi Minh City, Vietnam
Standard Chartered Bank of Zambia PLC, Lusaka, Zambia
Barclays Bank of Zimbabwe Limited, Harare, Zimbabwe
Citigroup Pty. Limited, Melbourne, Australia
HSBC Bank Middle East Limited, Kuwait City, Kuwait
HSBC Bank Middle East Limited, Dubai,
United Arab Emirates
Credit Suisse AG, Zurich, Switzerland
HSBC Bank Middle East Limited, Abu Dhabi,
United Arab Emirates
Deutsche Bank AG, Netherlands, Lisbon, Portugal
Standard Chartered Bank (Taiwan) Limited, Taipei, Taiwan
Unicredit Bulbank AD, Sofia, Bulgaria
Zagrebacka Banka d.d., Zagreb, Croatia
UniCredit Bank Czech Republic and Slovakia A.S., Prague, Czech Republic Unicredit Bank d.d. Banja Luka, Republic of Srpska
JSC Bank of Georgia, Tbilisi, Republic of Georgia
Deutsche Bank AG, Vienna, Austria
Deutsche Bank (Malaysia) Berhad, Kuala Lumpur, Malaysia
Nordea Bank AB (publ), Oslo, Norway
HSBC Suaid Arabia Limited, Riyadh, Saudi Arabia
Nordea Bank AB (publ), Stockholm, Sweden
Deutsche Bank, A.S., Istanbul, Turkey
Nordea Bank AB (publ), Copenhagen C, Denmark
Nordea Bank AB (publ), Helsinki, Finland

Type of Custody:  Foreign Custodian Rule 17f-5